SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) November 27, 2002
                                  -----------------




                           GENERAL MOTORS CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------















ITEM 5. OTHER EVENTS

      On November 27, 2002, a news release was issued by Saab Automobile AB presenting details of its ambitious efficiency program. The release is as follows:

              Saab Automobile Presents Ambitious Efficiency Program

- 20% Productivity Improvement in Manufacturing
- Maximising Efficiency in Engineering
- Restructuring of Sales/Marketing Area
- Overall Employment Reduction of 1,300 People
- Continuing Product Offensive to Drive Growth
- Increased Leveraging of GM Capability

Trollhattan. Saab Automobile today presented details of its ambitious efficiency program. Due to start-up costs of the new 9-3, investments in the upgrading of the Trollhattan plant, a significantly deteriorated USD / SEK exchange rate and a variety of other factors, Saab Automobile filed a loss of 1.2 bio SEK for the first half of 2002. The aggressive efficiency program presented today aims at enabling the company to substantially improve the financial situation beginning in 2003.

In view of the deteriorating financial results, and following the successful launch of the Saab 9-3 Sport Sedan, the company is now focusing on increasing efficiency in all areas of the business.

The action plan has the following main elements:

Due to substantial process and efficiency improvements, the required 9-5 volume can now be produced on a single shift at the manufacturing plant in Trollhattan. This change will be implemented next year. In addition, the plant will be re-tooled during next year to enable the subsequent build of both Saab 9-3 and 9-5 models on the same line. Those changes, as well as other activities to further increase quality and improve productivity, will lead to an efficiency improvement of 20%. This change will be based on GM's GMS (Global Manufacturing System) principles, which have dramatically and systematically improved both quality and productivity in those plants where it has been implemented so far. In total, these activities will result in an employment level reduction of some 800 people.

Saab's engineering organization will be significantly streamlined by creating a structure that allows it to maximize synergies in the engineering area with General Motors, its subsidiaries and alliance partners. Saab will continue to develop the unique brand characteristics that have allowed the 9-5 and 9-3 to become successful, but at the same time will more fully utilize the significant potential that exists in working with common processes and sharing resources in different areas.

In view of this, the engineering organization will initially be reduced by some 450 employees.

The organization and structure of the Sales/Marketing function will change significantly. Mikael Eliasson, Vice President, Sales & Marketing since 2000, has elected to pursue other career opportunities and will leave the company effective January 1, 2003. As announced earlier, Saab Chairman, President and Chief Executive Officer, Peter Augustsson, will focus more of his immediate attention on growth initiatives and on Sales/Marketing activities. Consequently, responsibilities in this area will be divided between three senior executives, all reporting directly to Peter Augustsson:

- Jan-Ake Jonsson, currently Executive Director & Lead VLE, Commercial Vehicles for GM Europe has been appointed Saab Vice President Sales & Marketing, Europe and Asia-Pacific, effective January 1, 2003.
- Debra Kelly-Ennis, who has been President of Saab Cars USA since October 2002, will continue in that capacity.
- Knut Simonsson, will also continue in his current capacity as Director, Global Brand Management.

The new Sales & Marketing leadership will focus on increasing sales volumes based on the upcoming broadened product portfolio led by the recently launched 9-3 Sport Sedan, as well as on making the Sales/Marketing organization more efficient overall. Costs will be reduced through better utilization of synergies with GM and its units, both at the headquarters level and in the national sales companies.

Within Sales/Marketing centrally in Sweden, as well as in general administration, Saab plans to reduce costs by 20% and employment levels by some 50 people in 2003, as a result of an efficiency program which includes best practices and learnings from Saab's parent and sister companies.

In the Purchasing area, a concerted effort will be made to establish cost reduction teams, consisting of engineers, purchasing employees and supplier representatives, in order to involve suppliers early in the development phase of certain components. This proven concept will speed up the development process and lead to significant material cost savings.

Saab's plan will result in significant efficiency gains and in an overall employment level reduction of some 1300 jobs. On top of that, the rigid execution of Saab's upcoming new model launches and the new initiatives in the Sales/Marketing area are expected to significantly increase revenues.

Commenting on the efficiency program, Peter Augustsson said: "This year Saab simply had to focus all of its energy on successfully launching our new 9-3 Sport Sedan. With our very strong brand, exceptionally high quality levels, and our planned product portfolio expansion, we must now turn to drastically improving efficiency in all areas of the business. The recent establishment of a Chief Operating Officer function, held by Greg Deveson, allows me to spend more of my time on growing the business and in the Sales/Marketing area. Mikael Eliasson has been instrumental in sharpening the Saab brand, initiating an upgrade of our dealer network, and in many other areas. As he is now moving on in his career, I wish him all the best. With Debra Kelly-Ennis and Jan-Ake Jonsson in their new positions working closely with Knut Simonsson's Brand Management area, we will now take the next step to become even more aggressive in our sales efforts."

"With its product offensive, Saab has been laying the foundation for becoming a much stronger player in the market. In view of the aggressive action plan to improve Saab's efficiency and to increase its volume and revenue base, we are confident that the company is now on the right track. Saab plays a key role in GM's brand portfolio and has full access to GM's capabilities", added GM Europe President Michael J. Burns.


                                           # # #

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    November 27, 2002
        -----------------
                                       By
                                            /s/Peter R. Bible
                                            --------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)















































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